ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Third Quarter 2020 Financial Results October 21, 2020 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, “pre-tax, pre-provision net revenue” and "adjusted pre-tax pre-provision net revenue,“ are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Earnings Net income of $49.3 million or $0.39 per share for the third quarter of 2020, compared to a net loss of ($56.1) million or ($0.45) per share for the quarter ended June 30, 2020. Adjusted pre-tax pre-provision net revenue(1) of $94.6 million or 2.06% of average assets compared to $95.0 million or 2.06% in 2Q20. Operating revenue(1) for 3Q20 was $186.6 million, up $2.0 million or 1.1% from the linked quarter. Capital Operating Revenue Efficiency Credit Quality Strong capital base: Tangible common equity ratio(1) of 10.6%; CET1 of 12.0%; Tier 1 Leverage 9.9%; Tier 1 Risk Based 12.0%; Total Risk Based 14.7%. Tangible book value per share up $0.25 QoQ to $15.40. Increasing quarterly cash dividend by 50% to $0.075/share (annualized at $0.30/ share). Adj. operating revenue (1) was $187.1 million in 3Q20, up $4.7 million or 2.6% from $182.4 million in 2Q20. NIM of 3.49% as compared to 3.51% for 2Q20. NIM excluding the lower yielding PPP loans and related cash was 3.64% in 3Q20, increasing 3 bps from 3.61% in 2Q20. Declining rate impact offset by aggressively managed funding costs, with total cost of deposits declining 14 bps during the quarter to 0.32%. Noninterest-bearing deposits was 31.9% of total deposits. Adj. noninterest expenses(1) of $92.5 million, compared to $93.3 million in 3Q19 and $87.4 million in 2Q20. Adj. efficiency ratio(1) of 49.5%, compared to 48.1% in 3Q19 and 47.9% in 2Q20. Provision for credit losses for 3Q20 was $33.0 million compared to $158.8 million in the linked quarter, as the ACL increased to 2.86% of total loans and 3.11% excluding PPP loans. Net charge-offs of $19.9 million or 58 bps of average loans compared to $31.3 million or 91 bps in the prior year quarter and $32.6 million or 94 bps in the linked quarter. Total NPAs of $209.4 million or 1.14% of total assets, down from $238.3 million or 1.26% in 2Q20. (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%. Third Quarter 2020 Highlights

Third Quarter 2020 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/20 vs. 9/30/19. QoQ represents 9/30/20 vs. 6/30/20. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (3) Quarterly measures annualized.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. 3.55% 4.21% 3.97% 3.94% 3.89% 3.80% 3.51% 3.49% Net Interest Margin (%)

Strong PPNR & Expense Management Focus Adj. Pre-Tax, Pre-Provision Net Revenue (PPNR)(1) Highlights Adj. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Adj. Operating Revenue(1) & Adj. Noninterest Exp.(1) $ in millions, unless otherwise indicated Adj. Operating Revenue Adj. Noninterest Expense Our adj. PPNR (1) is a meaningful representation of our fundamental operating strength. In 3Q20, PPNR was $94.6 million or 2.06% of average assets. Adj. noninterest expense (1) continues long-standing focus of tight management, reflected in 3Q20 NIE of $92.5 million, up 6% from 2Q20 and down 1% from 3Q19. Adj. efficiency ratio(1) remains resilient at 49.5% in 3Q20 compared to 47.9% for 2Q20 and 48.1% in 3Q19.

Capital Strength (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Strong regulatory capital ratios provide a healthy cushion for economic uncertainty.

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Diversified Loan Portfolio(1) (1) Amounts represent total loans. Under CECL as of 1/1/20, loan balances are stated at amortized cost, which is net of unearned income and are not directly comparable to prior periods. (2) Period-End Data. Figures may not total due to rounding. (3) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/20 vs. 9/30/19. QoQ represents 9/30/20 vs. 6/30/20. Loan Breakdown and Historical Comparison *Note: As of 1/1/20, the Small Business Lending segment was reclassified between C&I and CRE reflecting alignment with CECL categorizations. The resulting CRE category breakdown was also changed, as of 1/1/20 and comparisons to the prior year are not directly comparable. Loans decreased $233 million or 2% linked quarter, driven by declines of $206 million in General C&I, $58 million in Energy loans and $55 million in Restaurant loans, as we continue to work to reduce select exposures. New loans and fundings on existing loans of ~$875 million in 3Q20 increased 56% from 2Q20 levels, excluding PPP loans, but remained ~30% lower than pre-COVID levels.

Paycheck Protection Program (PPP) Loans $ in millions, unless otherwise indicated PPP Loans(1) Cadence Bank is actively supporting business owners as their livelihoods and employees are impacted by the COVID-19 pandemic. As an SBA preferred lender, Cadence Bank facilitated PPP loan applications as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. Approximately $1.1 billion in PPP loans to ~4,350 customers. Actively working with clients on the SBA PPP Loan Forgiveness Platform, which we currently expect the majority will be forgiven in early 2021. Processed the equivalent of 14 years of normal Cadence SBA volume in less than two months. Nearly 25% of the bank’s workforce involved in executing on PPP loan process at peak. Partnered with external technology vendor to enhance existing SBA loan application system. (1) General C&I PPP loans include Commercial Real Estate-related borrowers Note: Cadence PPP Loans By State statistics are as of May 21, 2020 and based on the State disclosed by the customer on the loan application. Figures may not total due to rounding.

Net charge-offs were $19.9 million, down from $32.6 million in the prior quarter and $31.3 million in the prior year quarter. The current quarter charge-offs included $14.7 million in Restaurant and $1.9 million in Energy. NPLs totaled $189.1 million or 1.40% of total loans compared to $224.4 million or 1.64%, respectively, in 2Q20. The ACL to NPL was 204% as of September 30, 2020 as compared to 165% as of June 30, 2020. Criticized loans increased by $74.5 million to $1.1 billion from $1.0 billion prior quarter, as net downgrades in General C&I, Hospitality and Energy credits, partially mitigated by payoffs and paydowns in General C&I and Restaurant loans. Credit metrics reflect the continued impact of COVID-19 on our borrowers, particularly in the hospitality, restaurant and energy sectors. Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Credit Metrics(1) (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. NPA increase of $35.5 million due to CECL implementation in the 1Q20

ACL and Criticized Rollforwards $ in millions, unless otherwise indicated (1) Allowance for credit losses reflected funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) Includes the estimated impact of changes in macro-economic variables as well as qualitative and environmental overlays Loan provision was $33.0 million in 3Q20, down from $158.2 million in 2Q20 driven by increased reserves in the hospitality CRE sector. Allowance for Credit Losses of $385.4 million, or 3.11% of loans (excluding PPP) as of September 30, 2020. In 3Q20, the loan provision included $19.6 million related to portfolio changes and $14.8 million for economic forecasts and overlays, both down from 2Q20 as changes in credit metrics and the economic outlook were significantly less than the prior quarter. In 2Q20, the loan provision included $65.1 million related to portfolio changes and $93.1 for economic forecasts and overlays. The 3Q20 net increase in criticized loans of $74.2 million was meaningfully lower than the 2Q20 increase of $343.6 million. Key portfolio changes within criticized loans in 3Q20 included: Hospitality (CRE): $43.5 million in net increases reflecting continued COVID-driven stress. Energy: $39.3 million in net increases with migration largely in special mention. General C&I: $34.9 million in net increases driven by direct and indirect COVID impacts. Restaurants: Net reductions of $63.1 million as a result of upgrades, paydowns and charge-offs. ACL Rollforward 6/30/20 – 9/30/20 Criticized Loans Rollforward 6/30/20 – 9/30/20 Highlights

COVID-19 Related Loan Payment Deferrals $ in millions, unless otherwise indicated Loans with active payment deferrals decreased from $1.4 billion at 6/30/20 to $181 million at 10/16/20, down 87% and represented 1.5% of total loans (excluding PPP loans) at 9/30/20. Restaurant deferrals down $281 million (from 6/30 to 10/16) to $26 million or 3% of 9/30/20 loans excluding PPP. Energy deferrals declined $55 million over this period to $2 million or less than 1%. Hospitality deferrals declined $75 million over this period to $32 million or 11%. As of 10/16/20, $82 million loans were second deferrals, or 0.7% of total loans (excluding PPP) at 9/30/20. Of the $181 million active deferrals at 10/16/20, approximately two-thirds are pass-rated. Active COVID-19 Related Loan Deferral Migration (6/30 - 10/16) Active COVID-19 Related Payment Deferrals (1) 6/30/20 Active Payment Deferrals as a % of 6/30/20 loans excluding PPP (2) 10/16/20 Active Payment Deferrals as a % of 9/30/20 loans excluding PPP

Active COVID-19 Related Loan Deferral Migration by Portfolio From June 30, 2020 to October 16, 2020 $ in millions, unless otherwise indicated (1) CRE excluding Hospitality Note: Figures may not total due to rounding. General C&I Energy Restaurant Healthcare Hospitality CRE(1) Residential & Consumer

Highlights Core Deposit Funding $ in millions, unless otherwise indicated Deposit Growth(3) Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 9/30/20 vs. 9/30/19. QoQ represents 9/30/20 vs. 6/30/20. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit(2) Geography (9/30/20) Noninterest-bearing deposits were $5.0 billion or 31.9% of total deposits at September 30, 2020, up from $3.6 billion or 24.4% at September 30, 2019 and down from $5.2 billion or 32.5% of total deposits at June 30, 2020. Core deposits(2) of $15.2 billion at September 30, 2020, increased $915 million or +6% over the prior year, at the same time we aggressively managed funding costs down.

Net Interest Income / Net Interest Margin Highlights (1) As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. We have normalized PCD income and PCD accretion to CECL presentation for comparability and clarification. (2) Calculation removes average balance of PPP loans and income; as well as the average balance of cash associated with unused PPP funds. NIM, Yields & Costs 3Q20 net interest income was $154.0 million, down only $0.7M million from 2Q20. Interest income declined from 2Q20 related to declining income on core loans due to full impact of Q2 LIBOR declines, paydowns and lower accretion offset by lower funding costs, hedge income and increased investments income. Net interest margin, excluding the PPP program, was 3.64% in 3Q20, up 3bp from 3.61% for 2Q20. The quarterly increase was led by improvement from funding costs (+13bp) and hedge income (+6bp), offset by lower earning asset yields (-15bp) and lower accretion income (-2bp). The impact of lower yielding PPP loans and associated cash (-15bp) resulted in the 3Q20 NIM of 3.49%, down 2 bp from 3.51% for 2Q20. Collar gain recognition for 3Q20 of $18.4 million as compared to $16.7 million for 2Q20. Remaining unamortized gain of $223.3 million to be amortized over 3.5 years. Acquired loan accretion was $6.4 million for 3Q20 as compared to $7.6 million in 2Q20. Total cost of funds at 0.41% and total cost of deposits at 0.32%, representing declines of 15bp and 14bp, respectively, in 3Q20 due to continued active management of funding costs. Yield on loans excluding accretion and hedging was 3.75% in 3Q20, as compared to 3.99% for 2Q20. Excluding PPP loans, yield on these loans was 3.87%. Approximately 61% of the total loan portfolio was floating at September 30th. Net Interest Income/ NIM (TE) Rollforward(1)

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(1) Total Noninterest Income $ in millions, unless otherwise indicated Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 17.8% 17.4% 18.6% 16.2% 17.5 % Total noninterest income of $32.6 million or 17.5% of operating revenue compared to $30.0 million or 16.2% for the second quarter of 2020. The linked quarter results reflected increases in gains on sales of SBA and mortgage loans from increased production volume, increased account analysis charges and other service charges on deposits, as well as modest increases in trust services and investment advisory income.

Appendix

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans. (2) The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Criticized Loans by Segment $ in millions

Nonperforming Assets $ in millions Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated (1) With the adoption of CECL, an additional $35.5 million of loans were classified as nonperforming loans in 1Q20 or 89% of the increase during the quarter. (1) (1)

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Select COVID-Impacted Portfolios Energy criticized loans increased $39.3 million in 3Q20 as demand levels remain uncertain due to COVID. Energy prices have stabilized recently, as a majority of the shut-ins and curtailments have come back online. Restaurant criticized loans and nonaccruals decreased due to upgrades, net paydowns and charge-offs, while the ACL/Total Loans increased to 6.5%. Revenues in the industry have increased from prior quarter, however non-Quick Service Restaurants (“QSR”) continue to reflect greater stress than the QSR segment. Hospitality criticized loans and nonaccruals increased as the hotel industry continues to experience lower average occupancy rates as a result of COVID. The credit migration and anticipated extended period of stress drove the ACL/Total Loans meaningfully higher in the quarter to 14.6%. Highlights $ in millions, unless otherwise indicated

CBRG Portfolio Overview1 Specialized Industries: Restaurant Banking $ in millions, unless otherwise indicated Restaurant Industry Loans1 (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $878.1 million at 9/30/20, down from $934.2 million at 6/30/20, and $1,010.1 million as of 3/31/20. Other figures are for CBRG only. CBRG Sector Concentration1 CBRG Concept Exposure Mix1 $615 million or 70% of CBRG loans are QSR, where off-premise has recently climbed to ~80-85% of revenue. The QSR segment has exhibited stability and resiliency through economic troughs. 51% of portfolio ($452 million, 35 clients) is weighted in the following national QSR concepts: Taco Bell, Wendy’s, Burger King, Pizza Hut, KFC. 100% of CBRG portfolio consists of chain restaurants. Includes $142mm in PPP Loans Includes $141mm in PPP Loans

Restaurant Portfolio (continued) Limited Service ($653mm or 74%) QSR ($615mm or 70%) Consists of large multi-unit franchisees in nationally recognized brands and account for over 7,500 units geographically diversified throughout the US.  Showing resiliency as off-premise channels (drive-thru, delivery, and curbside) have evolved to 80% - 85% of revenue mix vs historical of 70%. Approx. two-thirds of franchisees operate > 100 units.  $452mm of our total portfolio is underpinned by franchisee loans to leading brands – $305mm or 35% to Taco Bell, KFC and Pizza Hut (YUM! Brands) and another $147mm or 17% to franchisees of Wendy’s and Burger King. These are well-established franchisors with a history of supporting their brands and franchisees. Fast Casual ($38mm or 4%) Dining rooms re-opening with limited capacity under social distancing guidelines. Off-premise (takeout and delivery) now contributing to more meaningful portion of sales mix. Full Service ($178mm or 20%) Casual and Family dining remain most stressed segment of the portfolio with continued uncertainty and inconsistencies with dining-room closures and/or partial re-openings across the U.S. Sales have improved substantially from down approximately 60% to 90% in April YoY to down 15% to 35% in Aug/Sept. Majority indicating ability to continue for an extended period adjusting business and labor. (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $878.1 million at 9/30/20, down from $934.2 million at 6/30/20, and $1,010.1 million as of 3/31/20. Other figures are for CBRG only. As of 9/30/20 unless otherwise indicated

Restaurant Portfolio (continued) Other Portfolio Observations We bank 20 of the Top 40 franchisees in the country, representing ~$375mm or 43% of our CBRG restaurant portfolio.  These borrowers have size, scale and experience with a combined $12B in annual revenue and an average of 350 stores per borrower. Our restaurant portfolio was built around strong relationships with larger companies in national brands, access to capital, national/global advertising spend, training programs, active menu development and roll out plans. $263mm (30% of portfolio) is underpinned by real estate collateral. Pizza QSR of $98mm or 11% – significant sales increases continuing throughout the crisis as existing delivery/pick up is allowing chain pizza brands to report best same store sales in years. As of 9/30/20 unless otherwise indicated (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Note: CBRG total loans of $878.1 million at 9/30/20, down from $934.2 million at 6/30/20, and $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Hospitality Exposure Total hospitality(1) exposure totaling $311 million or 2% of total loans outstanding. Excluding PPP and SBA loans, $271 million outstanding represented by 59 loans. Hospitality exposure primarily is from the legacy State Bank portfolio, predominantly long-term relationships with experienced operators. Total commitments have been reduced by ~8% post-merger. Geographically focused in-footprint, primarily in local markets demonstrating resiliency in past economic cycles. Positive occupancy trends in well-positioned, drivable locations. (1) Hospitality are based on NAICS codes and includes C&I and CRE hospitality-related loans. Excludes Restaurant portfolio. As of 9/30/20 unless otherwise indicated Portfolio is Hilton and Marriott family flag centric: primarily limited service/smaller properties with lower fixed cost structure and limited to no exposure to luxury, big box, heavy food and beverage dependent properties. No conference centers. With the significant reduction in services and labor, breakeven occupancy is now meaningfully lower than historical levels. The weighted average loan-to-value ratio for the hospitality portfolio was ~52% at origination (excludes PPP and SBA loans). Loan loss reserve of $42.2 million specifically allocated to hospitality as of September 30, 2020.

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Portfolio Mix (9/30/20) Portfolio Trends (Since 2014) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8% 10.9% 10.3 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6% 0.7% 3.5 % Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. . 64% of energy loans consist of Midstream, with a solid credit history since inception. Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing. Teams are engaged with customers and actively managing the portfolio to reduce commitments. Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise. Includes $79mm of PPP Loans: Energy Services $54mm Midstream $16mm E&P $9mm

Energy Portfolio (continued) Midstream 88 borrowers: $897mm of funded balances ($10mm avg) - 64% of total energy loans from 31% in 2014. Midstream portfolio are almost exclusively comprised of long-term, fee-based revenue (generally with no direct commodity price exposure) with Acreage Dedications and Minimum Volume Contracts. Majority of the portfolio backed by large energy focused PE funds and operated by highly experienced management teams with long term relationships and track records with Cadence Midstream bankers. Low portfolio leverage (average of ~2.6x) and significant equity capitalization (average debt/capital ~37%). The majority of the portfolio was impacted by some level of reduced volumes from shut-ins in April/May; however, almost all of these volumes have come back on-line in June and July. Exploration & Production 34 borrowers: $301mm of funded balances ($9mm avg) - 22% of total energy loans from 52% in 2014. Excluding PPP loans: 26 borrowers and $292mm of funded balances ($11mm avg). 3Q20 total of $301mm is down from a peak of $591mm, as a result of the “risk off” strategy since 2014. Portfolio resilient, stable and performing as expected. Our “risk off” client selection and underwriting strategy proving to be effective to date. Straightforward portfolio strategy: manage the existing client portfolio through the market disruption, determine which existing clients and bank partners are part of go-forward traditional energy strategy and exit those that are not, and develop energy transition client deposit calling and lending capabilities. Energy Services 57 borrowers: $193mm of funded balances ($3mm avg) - 14% of total energy loans from 18% in 2014. Limited Energy Services exposure to drilling and majority of the exposure in ongoing well production. As of 9/30/20

Energy Loans Detail $ in millions Note: Figures may not total due to rounding.

Energy - Well Managed Through Stressful Periods Energy sector loans were 10% of total loans at September 30, 2020 compared to 18% of total loans as of December 31, 2014. Midstream comprised 64% of total energy loans at September 30, 2020 compared to 31% as of December 31, 2014.

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.